UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934
March 12, 2008
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation)	001-13305 (Commission File Number)	95-3872914 (IRS Employer Identification Number)

311 Bonnie Circle Corona, California (Address of principal executive offices)	92880 (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Restricted Stock Award to Chief Executive Officer
     On March 12, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) authorized an award of 36,850 shares of restricted stock to Paul M. Bisaro, the Company’s President and Chief Executive Officer, pursuant to the Second Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Plan”). This restricted stock award will vest as follows and will be subject to the provisions of the Plan:

Number of Shares to be Vested	Date of Vesting
18,425	March 14, 2010
18,425	March 14, 2012
     The restricted stock is subject to such other terms and conditions as are contained in our form of restricted stock agreement on file with the SEC.
     In addition to the foregoing, the Committee adopted a formula for determining whether to award additional restricted stock to Mr. Bisaro based on the Company’s performance during the 2008 fiscal year (the “CEO Performance Shares”). The formula is not contained in a formal written plan. Pursuant to this formula, Mr. Bisaro will be eligible to receive up to 36,850 CEO Performance Shares based upon the Company’s financial performance in 2008 as measured by Adjusted EBITDA. CEO Performance Shares awarded by the Committee, if any, will be issued after the end of 2008, and will vest 50% on the second anniversary of such award, and 50% on the fourth anniversary of such award. The Committee will determine whether and to what extent CEO Performance Shares will be awarded for fiscal year 2008 after the end of 2008.
     2008 Senior Executive Equity Compensation Program
     On March 12, 2008, the Committee also adopted our 2008 Senior Executive Equity Compensation Program (the “Equity Program”). The terms of the Program are not contained in a formal written plan.
     Pursuant to the Equity Program each senior executive of the Company, other than our chief executive officer, (each, an “Executive Officer”) is eligible to receive an award of shares of restricted stock based on the Company’s performance during the 2008 fiscal year (such shares, “Performance Shares”). Depending on the Executive Officer’s position with the Company, target awards for Performance Share range between 2,600 and 8,500 restricted shares of Company common stock (the “Target Award”). The number of Performance Shares awarded to an Executive Officer can be from 0% to 150% of the Executive Officer’s Target Award based upon the Company’s financial performance in 2008 as measured by Adjusted EBITDA. Performance Shares awarded under the Equity Program, if any, will be issued after the end of 2008, and will vest 50% on the second anniversary of such award, and 50% on the fourth anniversary of such award. The Committee will determine whether and to what extent Performance Shares will be awarded for fiscal year 2008 after the end of 2008.
     For the purposes of determining the amount of Performance Shares that may be awarded to Mr. Bisaro and the Executive Officers, “Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization, adjusted for share-based compensation, acquisition or licensing related charges, restructuring charges, litigation charges, charges associated with the Company’s global supply chain initiative, non-cash charges, gains or losses on debt repurchase, gains or losses on sales of operating assets or securities and such other special items as determined at the discretion of the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2008	WATSON PHARMACEUTICALS, INC.
	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary